Exhibit 10.14

Summary of Compensation Structure for
Non-Associate Directors of Abercrombie & Fitch Co. for Fiscal 2016

Non-Associate Directors

Any officer of Abercrombie & Fitch Co. (the “Company”) who is also a member of the Board of Directors (the “Board”) of the Company receives no additional compensation for services rendered as a director. Directors of the Company who are not employees, or as referred to by the Company, “associates”, of the Company or its subsidiaries (“non‑associate directors”) received for the fiscal year ended January 29, 2017 (“Fiscal 2016”):

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

•
an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee received an additional annual cash retainer of $40,000 and $25,000, respectively, and (ii) the Chair of the Compensation and Organization Committee who received an additional annual cash retainer of $30,000, in each case for serving in the stated capacity. In each case, the retainers were paid quarterly in arrears; and

•
an annual grant of restricted stock units (“RSUs”), granted on the date of the annual meeting of stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors, and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

For Fiscal 2016, non‑associate directors received an annual grant of RSUs on the date of the 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”), with the market value of the underlying shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), on the grant date being $150,000.

Chairman of the Board

In Arthur C. Martinez’s capacity as Non-Executive Chairman of the Board of Directors, for Fiscal 2016, he received:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•	an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000 (the “Non‑Executive Chairman RSU Retainer”).

The Non-Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors; and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In Mr. Martinez’s capacity as Executive Chairman of the Board, for Fiscal 2016, he received (in addition to the Non‑Executive Chairman Cash Retainer and the Non-Executive Chairman RSU Retainer):

•	an additional annual cash retainer of $625,000 (the “Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•	an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000 (the “Executive Chairman RSU Retainer”).

The Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors;

•
RSUs will vest on earliest of: (i) the date on which the Board appoints a Chief Executive Officer of the Company, unless the Board determines otherwise (as of the date of the filing of the Company’s Annual Report on Form 10‑K for Fiscal 2016, the Board had not made its determination with respect to this vesting alternative); (ii) the first anniversary of the grant date; or (iii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

•
RSUs that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board determines otherwise (as of the date of the filing of the Company’s Annual Report on Form 10‑K for Fiscal 2016, the Board had not made its determination with respect to the related vesting alternative or any pro-rated vesting associated therewith); and

•
if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested RSUs will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ends.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.